SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



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                                JOINT FILING BY:
              ASARCO INCORPORATED AND CYPRUS AMAX MINERALS COMPANY
 ___________________________________________________________________________
              (Name of Registrant as Specified In Its Charter)

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               As filed with the Commission on August 30, 1999

[LOGOS OF CYPRUS AMAX MINERALS COMPANY AND ASARCO INCORPORATED APPEAR HERE]

                                                                            NEWS

                                                           FOR IMMEDIATE RELEASE

DENVER, CO AND NEW YORK, NY, AUGUST 29, 1999 - Cyprus Amax Minerals Company (NYSE: CYM) and ASARCO Incorporated (NYSE: AR) responded to Phelps Dodge's announcement on Friday that it was commencing a hostile exchange offer to break up the Asarco and Cyprus Amax merger. Shareholders of both companies are being asked to approve the merger at meetings set for September 30, 1999.

Jointly replying to the Phelps Dodge announcement, Milton H. Ward, Chairman, President and Chief Executive Officer of Cyprus Amax and Francis R. McAllister, Chairman and Chief Executive Officer of Asarco stated "The actions of Phelps Dodge prove what we have been saying since they came on the scene two weeks ago. Their main interest is to break up our merger. We believe that Phelps Dodge is attempting to coerce our shareholders into a transaction which delivers the majority of the benefits and value to Phelps Dodge and its shareholders.

"Phelps Dodge claims they have accepted three of four of our negotiating principles. Quite the contrary, they have not even made the effort to embody their position in a definitive form of acquisition agreement demonstrating their good faith.

"The United States Department of Justice has allowed the waiting period for our merger to terminate under the Hart-Scott-Rodino Act. In light of this, our shareholders must remember that on September 30, there will be only one alternative that puts value in their pockets immediately - ours. The Phelps Dodge proposal is subject to numerous conditions - chief among them regulatory approval and the need to obtain Phelps Dodge stockholder approval - which cannot be secured by September 30.

"We continue to be prepared to negotiate a transaction involving all three companies that offers our shareholders a fair price. This remains the case in spite of all the unreasonable tactics they have utilized including letters, lawsuits and inflammatory public statements."

Cyprus Amax is a leading producer of copper, the world's largest producer of molybdenum, and hold a 30% interest in Kinross Gold Corporation. Cyprus Amax is exploring for minerals worldwide. Asarco is one of the world's leading producers of copper, specialty chemicals and aggregates.

Actual results may vary materially from any forward-looking statement the Companies make. Refer to the Cautionary Statement and Risk Factors contained in Cyprus Amax's and Asarco's 1998 Form 10-Ks.

                                       ###

                            FOR FURTHER INFORMATION:
          Gerald J. Malys (303) 643-5060      John Taraba (303) 643-5244
               Jerry W. Cooper (212) 510-1810 (212) 510-1835 (FAX)
                         Donald M. Noyes (212) 510-1813